Exhibit 10.80

                              MANAGEMENT AGREEMENT

         This Agreement is entered into as of February 28, 2006, between ATC HEALTHCARE SERVICES, INC., a Georgia corporation, with its principal office at 1983 Marcus Avenue, Lake Success, New York 11042 (hereinafter referred to as "ATC" or the "Company") and TRAVEL HEALTHCARE SOLUTIONS, LLC, a New York limited liability company whose principal address is 1983 Marcus Avenue, Lake Success, New York 11042 (hereinafter referred to as "Manager").


                                    Recitals

         A. ATC presently operates several lines of business related to staffing in the health care field, including its ATC's Travel division (the "Division"), which places healthcare professionals with clients nationwide for long-term assignments.

         B. ATC desires to engage Manager to provide certain administrative, management and professional services to ATC with regard to the Division per the terms and conditions of this Agreement.

                                   Agreements

         1. Engagement of Manager. ATC hereby engages Manager to provide, and Manager hereby agrees to provide, professional, management and administrative services to ATC in accordance with the terms and conditions of this Agreement. For so long as this Agreement is in effect, ATC shall not conduct a business under the name ATC Travel Nursing or a substantially similar name other than under the management of Manager under this Agreement. Except as expressly provided in the preceding sentence, ATC shall not be precluded from conducting other businesses or divisions.

         2.       Obligations and Rights.

                  (a) Manager shall provide to ATC all management and administrative services, excluding financial and accounting services (which shall be provided by ATC), related to the operation of the Division, including, at a minimum, overseeing the staffing, promotion and sales for the Division. As detailed herein, ATC shall fund a portion of Manager's monthly G&A expenses. (See Section 5(b), and Exhibit E hereto).

                  (b) Manager shall be responsible for managing and overseeing the recruitment of foreign nurses for the Division, the costs of which shall be paid as provided herein, including relationships with recruiters of foreign nurses and taking such actions as Manager deems appropriate to assure the Division an adequate pipeline of nurses for the Division. In connection with recruitment of foreign nurses, Manager shall not act in a manner that violates any foreign nurse recruiting agreements to which ATC is a party that are in place on the date of this Agreement. Copies of said agreements are collectively annexed hereto as Exhibit A. ATC and Manager shall consult regularly about Manager's foreign nurse recruitment efforts. ATC may give written notice to Manager that ATC is not satisfied with the number of foreign nurses in the Division's pipeline. In such case, unless Manager has provided ATC with a plan satisfactory to ATC for increasing the Division's recruitment of foreign nurses, ATC may at its option recruit foreign nurses or enter into agreements for the recruitment of foreign nurses outside the Division for ATC's own account, in which case the costs and revenues from such recruitment and the placement of nurses so recruited shall not be deemed to be part of the Division or to have any impact on this Agreement.

                  (c) Manager shall make a one-time payment to ATC concurrent with the execution and delivery of this Agreement in the amount of Two Hundred Forty Thousand Dollars ($240,000) (the "Information and Services Access Payment"). In consideration of the Information and Services Access Payment, ATC shall provide full and complete information to Manager regarding its proprietary system for operating the Division, which shall continue to be the property of ATC and its confidential information, as well as such other transitional assistance as is reasonably required to operate such system.

                  (d) Manager shall initially provide on a full-time basis the services of Dominick DiCorcia to provide services under this Agreement. In the event DiCorcia ceases to provide those services, Manager shall hire one or more other people to provide the services, such personnel to be subject to the consent of ATC, such consent not to be unreasonably withheld. In addition, Manager may hire supplementary personnel to work with DiCorcia or his successor in providing services under this Agreement. The personnel employed by Manager under this paragraph shall be payrolled as at-will employees by ATC, which shall be responsible for withholding and remitting all payroll and related taxes due and payable with respect to all such employees. ATC shall provide its standard benefits package to them, but shall for all other purposes be considered employees of and under the supervision and control of Manager. In addition, all employees currently employed by ATC to conduct the business will, as of the date of this Agreement, be deemed to employees of Manager, as will any administrative personnel hired by the Manager to work on Division business after the date hereof, even though ATC will payroll those employees as at-will employees of ATC under its standard administrative agreement. The hiring and firing of all administrative employees for the Division will be within the discretion of Manager. The costs of such employees will be deemed to be G&A Costs.

                  (e) ATC shall provide Manager office space (see diagram attached here as Exhibit B) (the "Space") and the use of related common areas and services, such as copiers, faxes and its phone system, at its headquarters in Lake Success, New York or any other location at which it may from time to time locate its headquarters (the "Headquarters"). The costs of such Space and related services, as determined by ATC based on a reasonable allocation of its actual costs related to the Space and related services, shall be included in G&A Costs. Manager will be permitted the use of those furnishings and equipment currently in the Space on an as is, where is basis, but will be responsible for the costs associated with additional furnishings or equipment, if any, it elects to place in the Space or use to manage the Division. On at least ninety (90) days advance notice, ATC may terminate its obligations to provide the Space to Manager in the event it is no longer able to satisfy at the Headquarters the space requirements of ATC and its affiliates and those of Manager, in which case ATC will work with Manager to relocate Manager to other appropriate space, the costs of which will be G&A Costs. If, during the Term of this Agreement, ATC should relocate the Headquarters more than twenty (20) miles from is present Lake Success location, Manager shall have the right to relocate to a suitable location of its choosing. ATC shall further provide to Manager support of its human resources, payroll, accounting, information technology, quality assurance, billing and collections functions.


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                  (f) The business of the Division shall belong to ATC, and any material changes to that business or its operation are subject to the prior consent and approval of ATC. The Manager shall use the methods of operating the Division in effect prior to this Agreement to conduct the business of the Division under this Agreement. Among other things, Manager shall provide ATC such information, reports and other data as ATC reasonably requires to provide financial and accounting services to the Division.

                  (g) It is understood that both ATC and DiCorcia are parties to non-compete obligations under agreements with Onward Healthcare, Inc. that relate to the business of the Division. The parties shall take such steps as reasonably required to ensure they do not violate those obligations. In no event shall ATC require Manager to provide any services or manage any business that would cause DiCorcia to violate his non-compete obligations to Onward which he has disclosed in writing to ATC. Relevant portions thereof are annexed hereto and made part hereof as Exhibit C. DiCorcia is prohibited until June 30, 2007 from engaging in a travel nurse business in certain counties in southern New Jersey in which ATC is not so prohibited. Until June 30, 2007, Manager shall in no way assist ATC in, or in any way be engaged in or consult or provide any advice or services to, the business of Division or in any travel nurse business insofar as any such business is conducted in any part of New Jersey, and the revenues and operations from any such business insofar as they are conducted in any part of New Jersey shall not be deemed to be revenues or operations of the Division for purposes of this Agreement until July 1, 2007.

                  (h) Manager will assume responsibility for ATC's "Partners in Profit" program, and shall operate the program in the same fashion as it had been operated by the Division prior to the Agreement. Sales generated by the "Partners in Profit" program shall be included in Section 5's Gross and Net Sales calculations.

                  (i) ATC will provide to Manager computer related software
(the "Computer System") for its use in operating the Division, as well as, on an as, is where is basis, the use of any computer hardware and related software currently in the Space or used by ATC to manage the Division Manager will utilize this Computer System during the term of this Agreement and shall provide to ATC such reports as ATC requires using the Computer System. ATC is under no obligation to purchase or license different computer hardware or related software for Manager's use, and any such costs will be the sole responsibility of the Manager. In addition, ATC will provide for the hosting of a Web site that includes links related to the Division. ATC is under no obligation to make changes to the site, and may in its discretion make such changes to it as ATC deems appropriate. To the extent ATC makes any change to the Web site requested by Manager, ATC will share equally the costs of the change.



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

                  (j) Manager shall be solely responsible for all costs of recruiting staffing employees to the Division from the United States.

         3.       Performance.

         Manager and its employees, representatives, and agents (the "Manager Staff") shall conduct their activities under this Agreement in a prudent and professional manner, with due diligence and dispatch, and in compliance with all applicable laws and regulations. Manager shall ensure that the Division is at all times adequately staffed and promoted, and generally run in a manner commensurate with the overall business objectives of the Division.

         4.       Term and Termination.

                  (a)      Initial Term.

         The initial term of this Agreement ("Initial Term") shall be ten (10) years commencing on the date of execution hereof (the "Effective Date") unless sooner terminated in accordance with the provisions of this Agreement.

                  (b)      Renewal Terms.

         After the expiration of the Initial Term, ATC and Manager shall have the respective rights of purchase outlined in Section 4(c) herein. If neither party chooses to exercise its Section 4(c) rights , the term of this Agreement shall automatically renew for an additional five (5) year term, after the expiration of which, the parties shall again have the option(s) of exercising their Section 4(c) rights. Thereafter, this renewal/purchase option cycle shall continue, unless the Agreement is terminated in accord with the terms thereof.

                  (c)      Right of Purchase and Purchase Price Calculation.

                           (i) ATC shall have the right, commencing ninety (90)
days prior to the end of the Initial Term or of any Renewal Term, and expiring thirty-one (31) days prior to the end of that Term, to notify Manager of its intention to exercise its right to purchase Manager's rights under this Agreement and any and all assets (the "Manager Assets") owned and used by Manager to provide services under this Agreement in accord with this Section (the "Exercise Date"). If ATC so elects, the purchase price shall be equal to 50% of the amount by which Net Sales of the Division for the 12-month-period immediately preceding the Exercise Date exceed six-million dollars ($6,000,000). ATC shall not assume any liabilities of Manager as part of such purchase.

                           (ii) If ATC elects not to exercise its right to
purchase the Manager's rights under this Agreement and the Manager Assets under
Section 4(c)(i), Manager will have the right, commencing thirty (30) days prior to the end of the Initial Term or of any Renewal Term, and expiring on the last day of that Term, to purchase the Travel Nursing Division Assets (as defined herein) from ATC. If Manager so elects, the purchase price shall be equal to the sum of (A) $6,000,000 plus (B) 50% of the amount by which Net Sales of the Division for the 12-month-period immediately preceding the Exercise Date exceed $6,000,000.

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

                           (iii) Unless otherwise agreed to by both parties in
writing, any purchase under Sections 4(c)(i) or 4(c)(ii) shall be completed as a cash transaction. For the purposes of this section a "cash transaction" shall be defined as a transaction consisting entirely of cash and/or negotiable securities, and shall not require the buyer's acceptance of notes as part of the purchase price. The inability of either Party to complete a purchase in accord with this Section within fifteen (15) days of the Exercise Date will extinguish any Section 4(c)(i) or 4(c)(ii) right to purchase with regard to that Term. In the event ATC notifies Manager of its intent to exercise its Section 4(c)(i) purchase right, but is ultimately unable to complete the transaction, Manager shall have thirty (30) days from the date it is notified by ATC regarding its inability to complete the transaction in which to exercise its Section 4(c)(ii) purchase right.

                           (iv) For purposes hereof, the term "Travel Nursing
Division Assets shall mean the (A) customer contracts, recruitment contracts, customer and vendor lists and other information, date and records relating to the Division and its operation, (B) data and records relating to all employees of the Division, (C) payroll and accounting records of the Division and (D) ownership or leasehold interests (as currently held) in computer hardware and related that is used by Manager that is not part of or related to ATC's general systems and processes (the "Assets"). Furthermore, it is understood that the Manager will also acquire and assume the liabilities of the Division relating to the performance of obligations under agreements arising after consummation of the purchase and sale by the Manager of the Travel Nursing Division Assets.

                           (v) Purchases and sales under this subsection (c)
shall be effected through customary documents of conveyance in such forms as are reasonably satisfactory to the purchasing party.

                  (d)      Early Termination.

                           (i) The 365 days immediately following the Effective
Date shall constitute the "Initial Contract Year." The "Net Sales Baseline" in any Contract Year with regard to ATC's Early Termination rights under this Paragraph shall be the amount set forth opposite the Contract Year in Exhibit D.

                           (ii) If, for any Contract Year following the Initial
Contract Year, Net Sales are not equal to or greater than the Net Sales Baseline applicable to that Contract Year, ATC, by written notice given to Manager within ninety (90) days after the Gross Margin and Net Sales for the Division for the Contract Year were determined, may terminate this Agreement.

                           (iii) In the event ATC exercises its termination
rights under this paragraph within the first three (3) years of the Agreement, ATC shall return the Manager the Two Hundred Forty Thousand Dollar ($240,000) Information and Services Access Payment as well as any prepaid expenses of Manager under this Agreement, determined as of the date of the termination.

                  (e)      Buy-Out/Termination Reconciliation


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

         In the event of a termination of the Agreement or a buyout in accord with the terms of this Section, there shall be a one-time reconciliation adjustment, which will account for any unpaid or outstanding items as of the date of the termination/buy-out. The reconciliation will include any outstanding amounts owed for excess G&A (Section 5(b)), foreign recruiting costs (Section 5(c)), management fees (Section 5(d)), or allocation of delinquent accounts (Section 6(g)). In the event of a buy-out, the total reconciliation amount shall be added to or subtracted from the purchase price paid by the party exercising the buy-out right. In the event of a termination, the total reconciliation amount shall consist of a one-time payment, due within fifteen (15) days of the notification of termination.

                  (f)      Termination Transition

         Upon any termination of this Agreement, Manager shall transition management of the Division to ATC or its designee, which transition shall include, but not be limited to, assisting ATC in hiring such employees of Manager as ATC at its option wishes to hire. In addition, Manager will cease to take any actions for ATC or to in any way use any marks or proprietary or confidential information of ATC and will promptly pay any and all amounts Manager may owe to ATC.

         5.       Compensation and Reimbursement.

                  (a) Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

                           (i) Gross Sales -- The total amount of all sales
generated by the Division for personnel services, and services and products related to personnel services, whether received in cash, in services, in kind or on credit (and if on credit, whether or not payment is received therefore), including fees received for the permanent hiring of personnel or liquidated damages.

                           (ii) Net Sales -- Gross Sales less the amount of all
sales taxes or similar taxes which, by law, are chargeable to clients of the Division (but only to the extent they have been included), if such taxes are separately stated when the client is charged and paid to the appropriate taxing authority, and the amount of any authorized and documented credits, sales allowances, discounts and/or rebates given to clients by the Division in good faith and in accordance with provisions of this Agreement

                           (iii) Direct Costs -- The wages actually paid to
Division staffing employees, plus any employment-related or wage-related taxes, insurance, Quick Pay Program expenses, and fringe benefits (including, without limitation, FICA, Workers' Compensation, health and hospitalization insurance; fidelity bonding, liability insurance, Unemployment Insurance and, if required, Disability Insurance, vacation programs, amounts written for Quick Pay Program checks, and, if applicable, sick pay programs) applicable to temporary employees. Direct costs also include any travel costs, travel allowances, housing (including rental) or meal expenses, performance or completion bonuses paid to nurses. Recruiting costs for foreign and domestic nurses will be paid as described in Section 2 and will not be deemed to be Direct Costs. A more detailed list of Direct Costs is set forth in Exhibit E hereto.


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

                           (iv) Gross Margin -- Net Sales Minus Direct Costs.

                           (v) Contract Year -- The successive one-year periods
beginning on the Effective Date this Agreement and on each successive anniversary of that date occurring during the term of this Agreement and ending on the day immediately prior to each such anniversary.

                           (vi) G&A Costs -- The general and administrative
costs of the Division's business determined in accordance with generally accepted accounting principles consistently applied, including office rental costs, advertising costs, costs of direct supervisory personnel (including DiCorcia's salary as established by Manager, and the costs of Manager's additional personnel), phone and data transmission charges and other similar costs, but excluding any allocation of the general overhead of ATC or its affiliates not directly attributable to conducting the business of the Division. In addition, G&A shall not include any charges for accounting costs related to administering this Agreement or Recruiting Costs (as defined herein). A more detailed list of G&A Costs is set forth in Exhibit F hereto.

                           (vii)    Revenue  Baseline -- Six  million  dollars
($6,000,000) in Net Sales for each Contract Year, which equates to a weekly revenue baseline of $115,385.

                  (b) Allocation of G&A Cost.

                           (i) ATC shall pay up to the ATC G&A Amount, as
defined herein, of the G&A Costs of the Division. To the extent the G&A Costs of the Division exceed the ATC G&A Amount, they shall be paid by Manager. To the extent the G&A Costs of the Division are less than the ATC G&A Amount in any month, the amount by which they are less than the ATC G&A Amount shall be credited against the future month's G &A Costs, reducing the amount of those costs for purposes of determining whether they exceed the ATC G&A Amount for purposes of this paragraph. ATC at its option may invoice Manager for any excess G&A Costs for which Manager is responsible under this Section, which shall be paid within ten (10) business days by Manager, or may withhold the amount payable by Manager from any Management Feeowed to Manager.

                           (ii) For purposes of this subsection, the term ATC
G&A Amount shall mean during the Initial Contract Year Seventy Thousand Dollars ($70,000) per month. During each Contract Year after the Initial Contract Year, it shall mean Seventy Thousand Dollars ($70,000) $70,000 per month; provided, however, that if Net Sales of the Division during any Contract Year are less than Six Million Dollars ($6,000,000), the monthly amount for that Contract Year shall be reduced so it is equal to the product of (A) $70,000 multiplied by (B) a fraction, the numerator of which is the Net Sales of the Division during the Contract Year and the denominator of which is $6,000,000. For purposes of calculations under this Agreement, the ATC G&A Amount shall tentatively be set for each quarter of a Contract Year after the Initial Contract Year based on annualized Net Sales during the immediately preceding quarter, with a reconciliation of the ATC G&A Amount being made as of the end of the Contract Year based on actual Net Sales of the Division during the Contract Year. To be clear, the first adjustment calculation under this subsection shall be made beginning the sixth (6th) quarter of the term hereof based upon data from the fifth (5th) quarter. If as a result of the reconciliation, the actual ATC G&A Amount for the Contract Year is less than previously determined and allocated to ATC, the Manager shall promptly remit the amount of the deficit to ATC. Conversely, if, as a result of the reconciliation, it is determined that the actual ATC G&A Amount for the Contract Year is greater than previously determined and allocated to ATC, then ATC shall promptly remit the amount of the difference to Manager.


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


                  (c) Foreign Recruiting Costs.

                           (i) For purposes of this Agreement, there are three
                  categories of costs relating to the recruitment of foreign nurses for the Division: costs for nurses ("Fully Prepaid Foreign Nurses") in the pipeline as of the date of this Agreement that have been fully prepaid by ATC; costs for nurses ("Partially Prepaid Foreign Nurses") in the pipeline as of the date of this Agreement that have been partially prepaid by ATC, the balance of which are payable after the date of this Agreement; and (iii) costs incurred after the date of this Agreement for nurses ("Future Foreign Nurses") not in the pipeline as of the date of this Agreement. ATC shall pay the remainder of the recruiting costs for Partially Prepaid Foreign Nurses. As to any Fully Prepaid Foreign Nurse and any Partially Prepaid Foreign Nurse, as such nurse is placed and arrives in the United States, ATC shall charge to and be repaid as a Direct Cost, as and to the extent Gross Margin is partially allocable to Manager because Net Sales exceed the Revenue Baseline, the full amount of the costs prepaid with respect to the Nurse. A list of all Fully Prepaid Foreign Nurses and Partially Prepaid Foreign Nurses, and a list of all agreements to which ATC is party relating to the recruitment of such nurses, is attached hereto as Exhibit A. ATC shall be fully responsible for paying the costs of recruitment of all such nurses, subject to reimbursement as provided herein.

                           (ii) Any costs incurred to recruit Future Foreign
                  Nurses for the Division during the term of this Agreement shall for purposes of this Agreement be immediately treated as an expense, and Manager shall immediately be responsible for fifty percent (50%) of those costs. ATC at its option may bill Manager monthly for the all recruitment expenses for which it is responsible, which bills shall be paid within ten (10) business days Manager, or may withhold Manager's share of those expenses from any Management Fee owed to Manager.

(iii) Nothing contained in this Section 5(c) shall be construed as creating any obligation on the part of Manager to recruit any particular nurse or group of nurses, and Manager will not be considered to be in violation of this Agreement if it opts not to recruit or place any particular nurses (other than Fully Prepaid Foreign Nurses or Partially Prepaid Foreign Nurse listed on Exhibit A).

                           (d) Management Fee. Manager shall receive from ATC a
Management Fee as follows:

                                    (i) For fiscal months in which there are
five weeks, the Revenue Baseline for that month shall equal $576,925 (5 X $115,385), while for fiscal months in which there are four weeks, the Revenue Baseline for that month shall equal $461,540 (4 X $115,385). For Contract Year-to-date periods, the Revenue Baseline shall equal the number of weeks in the period multiple by $115,385.


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                           (ii) When the Division's Net Sales in a given fiscal
month surpass the applicable monthly Revenue Baseline, Manager shall be entitled to receive a Management Fee for that month. That Management Fee shall be an amount equal to fifty percent (50%) of the Gross Margin on the revenue that exceeds the Revenue Baseline for that month. Payments of Management Fees shall be made as provided in Section 6 below. Notwithstanding the foregoing, there shall be a reconciliation on a quarterly basis in which the Management Fee shall be recalculated so that it is equal to fifty percent (50%) of the Gross Margin on the amount by which Contract Year-to-date Net Sales during the relevant period exceed the Revenue Baseline. If as a result of such recalculation, the Management Fee previously paid to the Manager during the Contract Year or portion thereof exceeds the amount of the Management Fee previously paid to the Manager during the Contract Year, the Manager shall promptly remit the amount of the overpayment to ATC. Conversely, if, as a result of the recalculation, it is determined that the Management Fee previously paid to the Manager during the Contract Year or portion thereof was insufficient in light of the actual Net Sales achieved in those periods, then ATC shall promptly remit the amount of the underpayment to Manager.

         Similarly, there shall be a reconciliation at the close of each Contract Year in which the Management Fee shall be recalculated so that it is equal to fifty percent (50%) of the Gross Margin on the amount by which Contract Year Net Sales exceeded the Revenue Baseline. If as a result of such recalculation, the Management Fee previously paid to the Manager during the Contract Year or portion thereof exceeds the amount of the Management Fee previously paid to the Manager during the Contract Year, the Manager shall promptly remit the amount of the overpayment to ATC. Conversely, if, as a result of the recalculation, it is determined that the Management Fee previously paid to the Manager during the Contract Year was insufficient in light of the actual Net Sales achieved in those periods, then ATC shall promptly remit the amount of the underpayment to Manager

         6.       Billings, Deductions And Remittances.

                  (a) General. All payroll and billing activities related to the Division shall be accomplished by ATC or its designee, based upon information submitted to ATC by Manager. ATC shall have the principal responsibility for credit and collection activities. ATC shall be the legal employer of temporary employees assigned or available for assignment to clients and shall be responsible for compensating such temporary employees (except in certain circumstances and in certain locations which may be specified from time to time in the Regulations).

                  (b) Billing.

                           i) ATC will alone conduct all billing activities
related to the Division.

                           (ii) Manager shall not generate or otherwise create
bills to be sent to any of Division clients for any personnel services rendered or other services or products sold by the Division.

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                           (iii) Manager shall inform all Division clients that
all payments are to be made directly to ATC.

                  (c)      Business Reports.

                           (i) Manager agrees to forward to ATC either
electronically or by overnight or express mail (as may be specified from time-to-time by the ATC) weekly reports of all activities of the Division during the prior week in the form, content and on the day of the week specified by ATC.

                           (ii) Manager hereby agrees to cause to be transmitted
or forwarded to ATC all jobs received by Manager for ATC, in the order that they are received by Manager, on the day of the week specified by ATC. Such shall contain all information which ATC requests and must be accompanied by the copies required by ATC of all related time sheets, job orders, sales and marketing reports, recruitment records and such other documents as ATC requests.

                           (iii) ATC reserves the right to change at any time
the number, scope, format, content or time for submission of reports which Manager is required to send to ATC, whether manually or by computer interface.

                  (d) Remittances to Manager; Deductions.

                           (i) ATC shall transmit to Manager within forty-five
(45) days of the end of each month of the term hereof, a statement (the "Monthly Report") reporting all Gross Sales, Direct Costs, deductions and additions for the immediately preceding period and for the portion of the Yearly-Period and the Fee, if any, payable to Manager for the immediately preceding period.

                           (ii) Concurrently with the submission of each such
monthly report, ATC shall remit to Manager the full amount of Manager's Fee if any share, payable for the month covered by said Report.

                           (iii) ATC shall deduct from Manager's Fee any other
amounts due ATC as follows:

                                    1) the amount of charges against Manager's
Fee arising from or related to any delinquent account (as provided for hereafter in this Agreement);

                                    2) any monies paid to temporary employees or
otherwise by ATC which ATC shall subsequently determine to have been paid based upon forged or erroneous time sheets; fraudulent, erroneous or improper authorizations; for standby time (amounts paid to temporary employees for time not worked for a client; or for any reason not billable to a client; or for unconfirmed (as provided for in Regulations or otherwise) overtime paid to temporary employees; and

                                    3) amounts refunded to a client through the
exercise of any guarantee, or for any other reason.

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                           (iv) ATC may also deduct from Manager's Fee any other
amounts due ATC under this Agreement; any sums due to ATC for any other debts or obligations of Manager; and any amounts ATC reasonably determines are necessary to secure itself pursuant to the indemnification provisions of this Agreement. Any and all reserves established by ATC via the authority of this Section or related provisions of this Agreement shall be made in good faith.

                           (v) If at any time, upon making applicable deductions
from amounts due Manager as its Fee and any other monies due to Manager, a condition exists which creates a balance owed to ATC by Manager, then said balance must be tendered to ATC and received by it within thirty (30) days of Manager's receipt of (or the first attempted delivery to Manager of) the aforementioned Monthly Report. Manager acknowledges that failure to tender such balance owed to ATC within the above time limit shall constitute a breach of this Agreement.

                  (e) Credit. Prior to opening or establishing any new account for ATC, Manager shall request from ATC's Credit Department credit approval and credit limits for each such new account pursuant to the procedures set forth in the Regulations or otherwise established by ATC. Manager agrees to strictly adhere to ATC's credit approval policies and procedures and other pertinent systems, procedures and policies pertaining to the granting of credit to clients of Manager.

                  (f) Delinquent Accounts - Collection.

                           (i) For the purposes of this Agreement, an invoice
for temporary personnel services shall be deemed "delinquent" if it remains unpaid in whole or in part for ninety (90) days after its date and as indicated on Manager's form of Trial Balance Aging Report, or if it remains unpaid in whole or in part twenty-five (25) days beyond the payment date agreed to by the client (it being understood by the Manager that the ATC's normal payment terms are "net cash sixty (60) days after start date" and that any extension of time requires the approval of ATC), or if ATC, following collection efforts or upon its receipt of an updated credit report, deems such invoice(s) to be delinquent in its sole and exclusive discretion. Manager hereby acknowledges that it is the policy of the ATC to cancel any guarantee given to a client who is delinquent in the payment of any fee due for a particular permanent placement.

                           (ii) ATC shall have responsibility to conduct
collection efforts from the time an invoice is generated until it is either collected or deemed to be uncollectible by ATC. Manager hereby agrees to cooperate fully with ATC in connection with ATC's collection activities. Manager understands and agrees that ATC shall have the right to pursue whatever collection activities ATC alone deems appropriate, and further agrees that ATC has the right to negotiate or settle any such delinquent invoices in any fashion which ATC determines. Finally, Manager understands and agrees that ATC may determine not to pursue any collection activities regarding any particular account or invoice whatsoever, and ATC's decision with regard thereto shall be final.

                  (g)      Delinquent Accounts - Allocation of Loss and Reserve.

                           (i) In no event shall Manager have any responsibility
for any delinquent receivable or payable created prior to the Effective Date. This provision shall in no way diminish or affect Manager's responsibilities and obligations under Section 5(c) with respect to recruiting costs for foreign nurses incurred by ATC or created prior to the Effective Date.

                           (ii) With respect to receivables that arise after the
Effective Date with customers that were ATC's as of the Effective Date, if the receivable becomes delinquent during a Contract Year in which the Revenue Baseline is not achieved by the Division, provided Manager has strictly adhered to ATC's credit approval policies and procedures and other pertinent procedures established from time to time by ATC, and Manager has furnished to ATC all of the assistance, reports and properly prepared documentation requested by ATC, except as provided otherwise below, Manager shall have no liability for the delinquent invoice.

                           (iii) With respect to receivables that arise after
the Effective Date with customers that were ATC's as of the Effective Date, if the receivable becomes delinquent during a Contract Year in which the Revenue Baseline is achieved or exceeded by the Division, provided Manager has strictly adhered to ATC's credit approval policies and procedures and other pertinent procedures established from time to time by ATC, and Manager has furnished to ATC all of the assistance, reports and properly prepared documentation requested by ATC, then Manager's liability (the "Delinquent Account Allocation") for a delinquent invoice after ninety (90) days shall be equal to the percentage attributable to the Division's performance in excess of the applicable Monthly revenue baseline during the month in which the receivable arose. For example, if Net Sales for the Division were $8,000,000 during the Contract Year in which the receivable at issue arose, Manager would be responsible for 25% of the delinquent receivable in question, calculated as (Net Sales minus Revenue Baseline) divided by Net Sales, or ($8,000,000 - $6,000,000) / $8,000,000 =
0.25.

                           (iv) With respect to receivables generated with
customers that were not ATC's customers as of the Effective Date, if the receivable becomes delinquent during a Contract Year in which the Revenue Baseline is not achieved by the Division, provided Manager has strictly adhered to ATC's credit approval policies and procedures and other pertinent procedures established from time to time by ATC, and Manager has furnished to ATC all of the assistance, reports and properly prepared documentation requested by ATC, except as provided otherwise below, Manager shall have no liability for the delinquent invoice.

                           (v) With respect to receivables generated with
customers that were not ATC's customers as of the Effective Date, if the receivable becomes delinquent during a Contract Year in which the Revenue Baseline is achieved or exceeded by the Division, if Manager has strictly adhered to ATC's credit approval policies and procedures and other pertinent procedures established from time to time by ATC, and Manager has furnished to ATC all of the assistance, reports and properly prepared documentation requested by ATC, then Manager's liability for any delinquent receivable after ninety (90) days shall be limited to fifty percent (50%) of the sale amount attributable to said delinquent invoice(s).

                           (vi) Allocation of responsibility for delinquent
receivables with customers that were ATC's as of the Effective Date shall be made on a monthly basis with reference to annualized Net Sales as of the end of the preceding Contract Month. In addition, there shall be a reconciliation on a quarterly basis in which the Delinquent Account Allocation shall be recalculated so that it is based on the actual percentage by which Contract Year-to-date Net Sales during the relevant period exceeded the Revenue Baseline for the period. If as a result of such recalculation, the Delinquent Account Allocation previously charged to Manager exceeds the amount that should have been charged, then ATC will promptly credit Manager for such overcharge. In the event that the recalculation reveals a previous under-charge to the Manager, then Manager will promptly remit to ATC the amount of the under-charge. Similarly, there shall be a reconciliation at the close of each Contract Year in which the Delinquent Account Allocation shall be recalculated so that it is based on the actual percentage by which Contract Year Net Sales exceeded the Revenue Baseline. If as a result of such recalculation, the Delinquent Account Allocation previously charged to Manager exceeds the amount that should have been charged, then ATC will promptly credit Manager for such overcharge. In the event that the recalculation reveals a previous under-charge to the Manager, then Manager will promptly remit to ATC the amount of the under-charge

                           (vii) If Manager has not strictly adhered to ATC's
credit approval policies and procedures and other pertinent procedures established from time to time by ATC, or has issued Quick Pay Program checks in violation of the Quick Pay Program, then Manager shall be liable for one hundred percent (100%) of the sale amount attributable to said delinquent invoice(s).

                           (viii) In either instance, Manager authorizes ATC to
remit to itself from collections made by ATC for Manager, and from Manager's Fee, the amount(s) due to ATC by reason of such delinquent invoice(s).

                  (h) Accounts Receivable Reserve Program. ATC has, or has the right to establish, an Accounts Receivable Reserve Program, which may be modified from time to time. This program currently requires a reserve on accounts over ninety (90) days. The reserve is calculated by determining the accounts receivable outstanding for ninety (90) days or more, subtracting five percent (5%) of the total of all accounts receivable, and reducing the difference by half as the amount to be reserved. Unapplied credits for specific clients are fully deducted from the delinquent accounts receivable when performing the calculation.

                  (i) Collection of Previously Delinquent Accounts. Any amounts collected after an account has been deemed to be delinquent or uncollectible shall be divided so that Manager receives the amount of its liability for that account and ATC receives the balance thereof.

          (i)     Accrued PTO Time

         ATC assumes responsibility for any PTO time accrued by ATC employees prior to the execution of this Agreement. Such accrued PTO time will be used subsequent to the Management Agreement until exhausted by employees who continue to be employed, and will be drawn upon before any PTO time that is earned post-Agreement.

         ATC and Manager will split on a pro-rata basis the expense associated with the cashing out of the PTO balance of any Employee of ATC as of closing who subsequently terminates employment with the Company. To the extent the PTO accrued prior to the Agreement, ATC will be responsible. To the extent the PTO accrued following the Agreement, Manager will be responsible. To this end, ATC will Produce a report with PTO time accrued and keep an accounting with the Manager as it is used.

         7. Right to New York Per Diem Medical Staffing Franchise/License. As part of their noncompete obligations to Onward Healthcare, Inc., ATC and DiCorcia are both prohibited from engaging in either the travel nurse or per diem medical staffing businesses in certain areas in and around New York City. ATC's obligations as to the per diem medical staffing business expire in April 2008 and DiCorcia's expire on June 30, 2008. Provided this Agreement is then in full force and effect and Manager is not in breach hereof, Manager is hereby granted the right, at Manager's option, to enter into a License Agreement with ATC to conduct a per diem, but not a travel nurse, medical staffing business under ATC's standard franchise/license agreement then in effect in each of the three territories (the "Territories") described in Exhibit G hereto. Under ATC's current franchise/license agreement, the initial franchise/license fee is $29,500 for each territory, which fee is subject to change. Manager shall exercise such right as to any or all of the Territories by giving ATC written notice of intent to exercise not later than June 1, 2008 and by executing and delivering to ATC on or before September 1, 2008 ATC's then standard franchise/license agreement for such franchise/licenses (which ATC shall provide to Manager, together with any and all documents it customarily then provides to prospective franchisee/licensees following receipt of Manager's notice of intent to exercise), together with any payment and other items required to be provided to ATC under the franchise/license agreement.

         8.       Confidentiality.

                  (a) Without authorization by ATC, Manager shall not, and shall take all required actions so that its employees, agents, and representatives do not, at any time disclose or publish, or authorize anyone else to disclose or publish in any manner, any "Confidential Information" as defined below relating to the business of ATC known by Manager on the date of this Agreement or obtained during its term. As used in this Agreement, "Confidential Information" shall mean any and all confidential, proprietary, or otherwise nonpublic information relating to ATC, including without limitation, periodic reports, financial statements, files, records, research, designs, maps, analyses, information or studies, drawings, prints, trade secrets, ideas, discoveries, concepts, expertise, processes, billing or management or marketing or production or operation or financial systems, customer and supplier lists, business plans and records, cost data, and other information, concerning the business, operations, owners, or employees of ATC. Manager, its officers, directors, employees, agents, and representatives acknowledge that the Confidential Information shall be and remain the property of ATC, and shall be surrendered to ATC upon the termination of this Agreement. The provisions of this Section 9(a) shall survive termination of this Agreement.

                  (b) Without authorization by Manager, ATC shall not, and shall take all required actions so that its employees, agents, and representatives do not, at any time disclose or publish, or authorize anyone else to disclose or publish in any manner, any "Confidential Information" as defined below relating to the business of Manager known by ATC on the date of this Agreement or obtained during its term. As used in this Agreement, "Confidential Information" shall mean any and all confidential, proprietary, or otherwise nonpublic information relating to Manager, including without limitation, periodic reports, financial statements, files, records, research, designs, maps, analyses, information or studies, drawings, prints, trade secrets, ideas, discoveries, concepts, expertise, processes, billing or management or marketing or production or operation or financial systems, customer and supplier lists, business plans and records, cost data, and other information, concerning the business, operations, owners, or employees of Manager. ATC, its officers, directors, employees, agents, and representatives acknowledge that the Confidential Information shall be and remain the property of Manager, and shall be surrendered to Manager upon the termination of this Agreement. The provisions of this Section 9(b) shall survive termination of this Agreement.

         9.       Covenant Not to Compete.

                           (a) In-Term. During the term of this Agreement,
Manager, and its officers, shareholders and members, shall not directly or indirectly engage in any other business (other than with or as part of ATC) which offers or sells travel nurses or competes in any of the activities which this Agreement contemplates will be managed by Manager. In addition, unless Manager exercises Manager's rights to a New York per diem medical staffing franchise/license under Section 7 hereof, Manager shall not during term of this Agreement, within the Territory, either directly or indirectly, engage in any business which offers or sells per diem medical staffing services (i.e., a business other than a travel nursing business that recruits and places nurses and other medical staff personnel, other than physicians, on a per diem, supplemental or permanent basis at a customer's facilities, which placement does not ordinarily include relocation with travel and temporary housing).

         If Manager is a corporation, Manager shall cause its proprietors, principals, partners, shareholders, directors, officers, their respective spouses, if any, and all employees to refrain from such activities (and those described in subsection (b) below) in any manner which ATC may reasonably request (including, without limitation, execution of a shareholders' agreement, the Non-Compete and Confidentiality Agreement in the form attached hereto as Exhibit H or an employees' confidentiality agreement, as is appropriate, setting forth and prohibiting the activities hereby precluded).

                  (b) Post-Term. Manager agrees that for a period of one (1) year immediately following the expiration, non-renewal, transfer, or termination of this Agreement, within ten (10) miles of any office location of ATC, any affiliate of ATC, or any licensee of ATC, either directly or indirectly, engage in any business which offers or sells travel nursing services or engages in any of the activities which this Agreement contemplates will be managed by Manager, either as a proprietor, partner, investor, shareholder, director, officer, employee, principal, agent, advisor, landlord, licensor, or consultant. Further, Manager shall not solicit any employees or clients of ATC or its affiliates.
                  (c) Manager acknowledges that violation of the covenants not to compete contained in this Agreement would result in immediate and irreparable injury to ATC for which no adequate remedy at law may be available. Accordingly, Manager hereby consents to the entry of an injunction prohibiting any conduct by Manager in violation of the terms of those covenants not to compete set forth in this Agreement. Manager expressly agrees that it may conclusively be presumed that any violation of the terms of said covenants not to compete was accomplished by and through Manager's unlawful utilization of ATC's confidential information, know-how, methods and procedures. Further, Manager expressly agrees that the existence of any claims it may have against ATC, whether or not arising from this Agreement shall not constitute a defense to the enforcement by ATC of the covenants not to compete set forth in this Agreement. Manager further agrees to pay all costs and expenses (including reasonable attorneys' fees) incurred by ATC in connection with the enforcement of those covenants not to compete set forth in this Agreement in the event ATC prevails in any way in such enforcement efforts provided ATC is not concurrently in material default of this Agreement. The covenant not to compete may be reasonably reduced geographically or temporally to comply with existing law or changed circumstances.

         10.      Indemnification.

                  (a) Limitation of Liability. Neither party shall be liable to the other for any indirect or consequential damages arising out of or in connection with its activities under this Agreement. Any damage claims payable by one party to the other under this Agreement shall be net of any applicable insurance available to the receiving party, less any deductible payable by that party.

                  (b) Indemnification to ATC. Manager shall indemnify and hold ATC harmless against and in respect of:


                           (i) Any and all claims, costs, losses, damages and
expenses, which Manager may suffer or incur on account of any liabilities or obligations arising directly or indirectly out of any breach of any obligation of Manager under this Agreement; and

                           (ii) All reasonable costs and expenses (including
attorneys' fees) incurred by ATC in connection with any action, suit, proceeding, demand, assessment, or judgment incident to any of the matters indemnified against in this Section 10(b).

                  (c) Indemnification to Manager. ATC shall indemnify and hold Manager harmless against and in respect of:

                           (i) Any and all claims, costs, losses, damages and
expenses which Manager may suffer or incur on account of any liabilities or obligations arising directly or indirectly out of breach of any obligation of ATC under this Agreement except to the extent caused by the negligence or willful misconduct of Manager or the breach by Manager of its obligations hereunder; and

                           (ii) All reasonable costs and expenses (including
attorneys' fees) incurred by Manager in connection with any action, suit, proceeding, demand, assessment, or judgment incident to any of the matters indemnified against in this Section 10(c).


         11.       Events of Default.

                  (a) Any of the following shall constitute an "Event of Default" under this Agreement.

                           (i) The filing by or against ATC or Manager of a
petition for any relief under any applicable bankruptcy or insolvency laws or other similar proceedings seeking protection from creditors; provided, however, that in the event that such a petition is filed against a party to this Agreement by any other party, such filing shall not be an Event of Default if such petition is dismissed within sixty (60) days after the date of filing.

                           (ii) An assignment by either party for the benefit of
creditors.

                           (iii) The failure of ATC to make any payment due
under this Agreement within sixty (60) days of the date due.

                           (iv) The written notice by either party to the other
of an uncured material default in the performance of a party's obligations under this Agreement, which default is not cured within thirty (30) days from the date of the written notice setting forth a default.

                           (v) The commission by Manager of willful misconduct
or fraud in connection with the performance of its duties under this Agreement.

                  (b) Upon the occurrence and continuance of an Event of Default, the nondefaulting party may, at its option, (i) declare this Agreement terminated, but subject to the requirements of Section 8 regarding Confidentiality and to the payment in full of all amounts owed by each party to the other, and/or (ii) enforce the provisions of this Agreement by appropriate legal, injunctive, and/or other relief. The defaulting party shall pay all costs and expenses, including reasonable attorneys' fees, incurred by the nondefaulting party in the enforcement of the terms and covenants of the defaulting party under this Agreement. No delay or failure on the part of the nondefaulting party in exercising any of its rights under this Agreement shall be deemed or operate as a waiver of this Agreement or of any rights or remedies of the nondefaulting party with respect to the default or any future occurrences. The rights and remedies of the nondefaulting party are cumulative and in addition to, but not in limitation of, any rights or remedies which the nondefaulting party may otherwise have at law or in equity. In the case of an Event of Default, in addition to the remedies above, the nondefaulting party shall have the full right to collect damages resulting from the breach of this Agreement, which damages shall include but not be limited to costs of termination, lost profits, and attorney's fees incurred in connection with collection of the damages.

         12.      Miscellaneous.

                  (a) Notices. All notices, requests, demands, and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered, or when delivery is rejected, personally or by regular, express, or overnight mail or delivery service which is capable of confirming delivery, postage or other charges prepaid, or by confirmed fax, as follows:

                           (i)  If to ATC, to:

                                ATC Healthcare, Inc.
                                1983 Marcus Avenue
                                Lake Success, New York 11042
                                Attention: Mr. Andrew Reiben




                           (ii) If to Manager, to:

                                Travel Healthcare Solutions, LLC
                                1983 Marcus Avenue
                                Lake Success, New York 11042
                                Attention: Dominick DiCorcia

or to such other address as either party shall have specified by notice in writing to the other. In the event a party attempts to deliver a writing to the other party and the writing is not deemed to have been duly given in accordance with the above provisions, the writing shall be deemed to have been duly given business two (2) days after the writing is sent by recognized overnight delivery service to the above address(es).

                  (b) Independent Contractor Status. Manager understands and agrees that under this Agreement, Manager is and shall be an independent contractor. No staff employee of Manager's Centers shall be deemed to be an employee of ATC. Nothing in this Agreement shall be construed so as to create a partnership, joint venture or agency. Manager shall not, without the prior written approval of ATC, have any power to obligate ATC for any expenses, liabilities or other obligations, other than as is specifically provided for in this Agreement. ATC shall not have the power to hire or fire Manager's management and administrative staff employees and, except as herein expressly provided, ATC may not control or have access to Manager's funds or the expenditure thereof, or in any other way exercise dominion or control over Manager's business.

                  (c) Waivers and Amendments.

                           (i) Each party may, by written notice to the other:
(a) extend the time for the performance of any of the obligations or other actions of the other; (b) waive any inaccuracies in the representations or warranties of the other in this Agreement; (c) waive compliance with any of the agreements of the other in this Agreement; and (d) waive or modify performance of any of the obligations of the other.

                           (ii) This Agreement may be amended, modified, or
supplemented only by a written instrument executed by both parties. Except as provided in the preceding sentence, no action taken under this Agreement, including without limitation any investigation by or on behalf of either party, shall be deemed to constitute a waiver by the party taking such action of compliance with the representations, warranties, or agreements contained in this Agreement. The waiver by either party of a breach of any provision of this Agreement shall not be construed as a waiver of any later breach.

                  (d) Binding Effect and Benefits. This Agreement shall inure to the benefit of, and be binding upon, the parties and their successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any other person other than the parties, or their successors and permitted assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

                  (e) Nonassignability. This Agreement and any and all rights under it shall not be assignable by either party without the prior written consent of the other.

                  (f) Applicable Law. This Agreement, and the legal relationships between the parties, shall be governed by, and interpreted in accordance with, the laws of the State of New York. Manager, its principals, officers, directors, members, shareholders and affiliates hereby submit to the exclusive jurisdiction of the United States District Courts of the State of New York with respect to any dispute, claim, cause of action or the like arising from or out of this Agreement (or any related Agreement, arrangement or understanding) as if he, she, it or they were residents of the State of New York for purposes of service of process. Manager further agrees that venue in any action, suit, proceeding and the like arising from or out of this Agreement (or any related agreement, arrangement or understanding) shall be exclusively laid in United States District Court for the Eastern District of New York, New York or the Supreme Court of the State of New York, County of Nassau.

                  (g) Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to their subject matter.

                  (h) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be considered to be an original and all of which together shall be considered to be one and the same document.

         IN WITNESS WHEREOF, the undersigned parties, intending to be legally bound hereby, have duly executed and delivered this Agreement as of the date first written above.


                                  ATC HEALTHCARE SERVICES, INC.

                                  By: \s\ Andrew C. Reiben
                                      ---------------------------
                                  Printed Name: Andrew C. Reiben
                                                -----------------
                                  Title: Senior Vice President
                                         ------------------------


                                  TRAVEL HEALTHCARE SOLUTIONS, LLC


                                  By: \s\  Dominick DiCorcia
                                      ---------------------------
                                  Printed Name: Dominick DiCorcia
                                                -----------------
                                  Title: President
                                         ------------------------

Exhibits omitted; will be provided upon request of the Commission.


                                       21